EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interest of Named Experts and Counsel” and to the use of our report dated November 30, 2006 included in the Registration Statement on Form SB-2 and related Prospectus of Golden Century Technologies Corporation for the registration of shares of its common stock.

/s/ Manning Elliott LLP

CHARTERED ACCOUNTANTS
Vancouver, Canada
December 20, 2006